EXHIBIT 21.1

Subsidiaries of APi Group Corporation

Subsidiary	Jurisdiction
2570889 Ontario Inc.	Canada
3S Incorporated	Indiana
6232698 Canada Inc. (Direct Fire Protection Systems)	Canada
A. P. I. Inc.	Minnesota
A.P.I. Garage Door, Inc.	Minnesota
ABATECO, Inc.	Minnesota
American Fire Protection Group, Inc.	Minnesota
APi Acquisition IV, Inc.	Minnesota
APi Acquisition V, Inc.	Minnesota
APi Acquisition, Inc.	Minnesota
APi Facilities Management, Inc.	Minnesota
APi Finance, Inc.	Minnesota
APi Group DE, Inc.	Delaware
API Group Headquarters LLC	Minnesota
APi Group Holdings Canada ULC	Canada
APi Group, Inc.	Minnesota
APi Indiana Inc.	Minnesota
APi International (Hong Kong) Limited	Hong Kong
APi International (Macau) Limited	Macau
APi International, LLC	Minnesota
APi National Service Group, Inc.	Minnesota
APi Nuclear, Inc.	Minnesota
APi Real Estate, LLC	Minnesota
Atlantic Alarm & Sound, Inc.	Canada
CanAm Fire Protection, Inc.	Canada
Classic Industrial Services, Inc.	Delaware
CMS Mechanical Services Inc.	Colorado
Cream Ridge Construction Co., Inc.	New Jersey
Creamer Jingoli LLC	New Jersey
Davis-Ulmer Sprinkler Company, Inc.	New York
Delta Fire Systems, Inc.	Utah
Forbes Fire Protection Services Inc.	Canada
Gordon United LLC	Minnesota
Grunau Company of Indiana, LLC	Wisconsin
Grunau Company, Inc.	Wisconsin
Guymon Inspection Services, Inc.	Canada
Heat Trace Services, Inc.	Alaska
ICS, Inc.	North Dakota
International Fire Protection, Inc.	Alabama
Island Fire Sprinkler, Inc.	New York
Island Fire Sprinkler-NYC, LLC	New York
J. Fletcher Creamer & Son, Inc.	New Jersey
Jomax Construction Company, Inc.	Kansas
K & M Fire Protection Services, Inc.	Connecticut
K&M Fire N.Y.C., LLC	New York
Landmark Sprinkler, Inc.	Kentucky
LeJeune Steel Company	Minnesota
M&N Construction LTD.	Canada
M&N Energy Services LTD.	Canada
Metropolitan Mechanical Contractors, Inc.	Minnesota
Mid-Ohio Pipeline Company Inc.	Ohio
Mid-Ohio Pipeline Services, LLC	Ohio

MMC Holdings, LLC	Minnesota
MP Integrated Solutions, LLC	Minnesota
MP Mobile Solutions, LLC	Minnesota
MP Nexlevel of California, Inc.	Minnesota
MP Nexlevel of Texas, LLC	Texas
MP Nexlevel, LLC	Minnesota
MP Technologies, Inc.	Minnesota
MP Technologies, LLC	Minnesota
Nexlevel Inc.	Minnesota
Nexus Alarm & Suppression, Inc.	Wyoming
Northland Constructors of Duluth, Inc.	Minnesota
Northland Equipment, LLC	Minnesota
NYCO, Inc.	Minnesota
Olsen Fire Protection, Inc.	Minnesota
PSL Supply, LLC	New York
Quality Integrated Services, Inc.	Oklahoma
Security Fire Protection Company, Inc.	Tennessee
Sprinkler Acquisition LLC	Minnesota
Summit Pipeline Services ULC	Canada
Sunland Fire Protection, Inc.	North Carolina
T. Texas Sprinkler, L.P.	Texas
Technologies Inc.	Minnesota
Tessier’s Inc.	South Dakota
TEXASSPRINKLER, LLC	Arkansas
The Jamar Company	Minnesota
Three S. Inc. de Mexico S de RL de CV	Mexico
TL Nexlevel Companies, LLC	Minnesota
TLR Consulting, Inc.	Minnesota
Torren Group, Inc	Minnesota
Train Oilfield Services LTD	Canada
Turfs Up, LLC	New Jersey
United Piping, Inc.	Minnesota
United States Alliance Fire Protection, Inc.	Delaware
Viking Automatic Sprinkler Company	Minnesota
Vipond Fire Protection Limited	Scotland
Vipond Inc.	Canada
W & M Sprinkler Company, Inc.	New York
W&M Sprinkler-NYC, LLC	New York
Western States Fire Protection Company	Minnesota
Wright Service Center, LLC	Minnesota